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                                                                     Exhibit 5.1

                [VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]



                               December 16, 2002



Peoples Bancorp Inc.
138 Putnam Street
Marietta, OH  45750

                  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Peoples Bancorp Inc., an Ohio corporation (the "Company"), in connection with the proposed issuance by the Company of up to 1,380,000 common shares, without par value (the "Shares"), of the Company. This opinion is being delivered in connection with the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering the offering and sale of the Shares under the Securities Act of 1933, as amended (the "Act").


                  In reaching the opinions set forth herein, we have examined and are familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instructions as we have deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement on Form S-3, filed with the Commission on November 15, 2002, Pre-Effective Amendment No. 1 thereto filed with the Commission on December 4, 2002, Pre-Effective Amendment No. 2 thereto filed with the Commission on December 13, 2002 and Pre-Effective Amendment No. 3 thereto being filed with the Commission on the date hereof (collectively with any further amendments, the "Registration Statement"); (ii) the Amended Articles of Incorporation of the Company, as currently in effect; (iii) the Regulations of the Company, as currently in effect; and (iv) certain resolutions adopted by the Board of Directors.


                  In our examinations and in reaching the opinions set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; and (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us. In addition, we have assumed that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. As to the facts material to our opinion expressed herein, which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.





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Peoples Bancorp Inc.
December 16, 2002
Page 2


                  Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Act and the Shares proposed to be sold pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement, against payment of the purchase price therefor, such Shares will be validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio and the laws of the United States of America. Accordingly, our opinions are limited to the laws of the State of Ohio and the laws of the United States of America. We express no opinion as to the application of the securities or blue sky laws of the several states to the offer or sale of the Shares. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

                  This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no legal obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

                  This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to us under the caption "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement as having passed on the validity of the Shares of the Company. In giving this consent, however, we do not thereby admit that we fall within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Vorys, Sater, Seymour and Pease LLP

                                        VORYS, SATER, SEYMOUR AND PEASE LLP
Enclosures
ETF:i